As filed with the Securities and Exchange Commission on June 10, 1997
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                   ITRON, INC.
             (Exact name of Registrant as specified in its charter)

                      Washington                                                   91-1011792
(State or other  jurisdiction of  incorporation  or organization) (I.R.S. Employer Identification No.)

                             2818 N. Sullivan Road
                         Spokane, Washington 99216-1897
               (Address of Principal Executive Offices)(Zip Code)


                   ITRON, INC. 1989 RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                           --------------------------

                               David G. Remington
                             Chief Financial Officer
                                   ITRON, INC.
                              2818 N. Sullivan Road
                                 P.O. Box 15288
                         Spokane, Washington 99216-1897
                                 (509) 924-9900
            (Name, address and telephone number of agent for service)
                             ----------------------
                                    Copy to:
                               Linda A. Schoemaker
                                  Perkins Coie
                          1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099
                                 (206) 583-8888
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
---------------------------- -------------- ------------------------ -------------------------- ---------------------
    Title of Securities       Amount to Be      Proposed Maximum          Proposed Maximum            Amount of
     to Be Registered          Registered      Offering Price Per        Aggregate Offering        Registration Fee
                                                   Share(1)                  Price(1)
---------------------------- -------------- ------------------------ -------------------------- ---------------------
---------------------------- -------------- ------------------------ -------------------------- ---------------------
Common Stock, no par            1,800,000
value(2)                        shares (3)           $ 25.8125               $ 46,462,500             $ 14,080
---------------------------- -------------- ------------------------ -------------------------- ---------------------
(1)      Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $25.8125 based on the average of the high ($26.25) and low ($25.375)
         sales prices for the Common Stock on June 3, 1997, as reported by the
         Nasdaq National Market.
(2)      Including associated Common Stock Purchase Rights.
(3)      Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as the result of any future stock split,  stock dividend or similar adjustment of the outstanding Common Stock of the Company.

--------------------------------------------------------------------------------


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission (the "Commission"), which contains audited financial statements for the most recent year for which such statements have been filed;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         3. The Company's Current Reports on Form 8-K dated March 18, 1997 and May 2, 1997; and

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 18, 1993, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections   23B.08.500  through   23B.08.600  of  the  Washington   Business
Corporation  Act  authorize  a court  to  award,  or a  corporation's  board  of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the Registrant, who are affiliated with principal shareholders of the Registrant, also may be indemnified by such shareholders against liability they may incur in their capacity as a director of the Registrant, including pursuant to a liability insurance policy for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the Registrant's Restated
Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant has entered into an Indemnification Agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the full extent permitted by Washington law. In addition, the Registrant agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee or agent of the Registrant, or that being or having been such a director, officer, employee or agent, such director is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent. The officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

     No indemnity pursuant to the Indemnification Agreements may be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against an officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Exchange Act, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 8. EXHIBITS
Exhibit Number                                              Description
---------------------     -------------------------------------------------------------------------------------

          5.1             Opinion of Perkins Coie regarding legality of the Common Stock being registered

         23.1             Consent of Deloitte & Touche LLP

         23.2             Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

         24.1             Power of Attorney

         99.1             1989  Restated  Stock Option Plan  (incorporated  by reference to Appendix A to the  Registrant's  Proxy  Statement  dated  April 4,  1997 relating to its 1997 annual shareholders meeting)

Item 9. UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of of the Securities Act.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most
recent  post-effective  amendment  thereof)   which,  individually  or  in  the
aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.      The  undersigned  Registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering there of.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 6th day of June, 1977.

                                   ITRON, INC.


                                   /s/ David G. Remington
                                   By:  DAVID G. REMINGTONl Officer
                                   Chief Financial Officer



                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Johnny M. Humphreys and David G. Remington, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any amendment thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 6th day of June, 1997



                         Signature                                                Title



   /s/ Paul A. Redmond                                                  Chairman of the Board
------------------------------------------------------
   Paul A. Redmond


   /s/ Johnny M. Humphreys                                              President, Chief Executive Officer and Director
------------------------------------------------------                  (Principal Executive Officer)
   Johnny M. Humphreys


   /s/ David G. Remington                                               Chief Financial Officer (Principal Financial
------------------------------------------------------                  and Accounting Officer)
   David G. Remington


   /s/ Michael B. Bracy                                                 Director
------------------------------------------------------
   Michael B. Bracy


   /s/ Ted C. DeMerritt                                                 Director
------------------------------------------------------
   Ted C. DeMerritt


   /s/ Jon E. Eliassen                                                  Director
------------------------------------------------------
   Jon E. Eliassen


   /s/ Mary Ann Peters                                                  Director
------------------------------------------------------
   Mary Ann Peters


   /s/ Stuart Edward White                                              Director
------------------------------------------------------
   Stuart Edward White


   /s/ Graham M. Wilson                                                 Director
---------------------------------------------------------
   Graham M. Wilson

                                INDEX TO EXHIBITS

   Exhibit Number                                             Description
---------------------     -------------------------------------------------------------------------------------

          5.1             Opinion of Perkins Coie regarding legality of the Common Stock being registered

         23.1             Consent of Deloitte & Touche LLP

         23.2             Consent of Perkins Coie (included in Exhibit 5.1)

         24.1             Power of Attorney (see Signature Page)

         99.1             1989  Restated  Stock Option Plan  (incorporated  by reference to  Appendix A to the
                          Registrant's  Proxy  Statement  dated  April 4,  1997  relating  to its 1997  annual shareholders meeting)
